Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-K of bioAffinity Technologies, Inc., a Delaware Corporation (“Company”), for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (“Report”), each of the undersigned officers of the Company hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer’s knowledge:

1)	the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the year ended December 31, 2022 (the last date of the period covered by the Report).

/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer
Date: March 31, 2023

/s/ Michael Edwards
Michael Edwards
Chief Financial Officer
Date: March 31, 2023